Exhibit 21.1

MASONITE INTERNATIONAL INC. SUBSIDIARIES

SUBSIDIARY	STATE OF INCORPORATION/ORGANIZATION

3061275 NOVA SCOTIA COMPANY	NOVA SCOTIA

BATIMETAL S.A.S.	FRANCE

BONLEA LIMITED	UNITED KINGDOM

CASTLEGATE ENTRY SYSTEMS INC.	CANADA

CROWN DOOR CORP.	ONTARIO

CUTTING EDGE TOOLING, INC.	FLORIDA

DOMINANCE INDUSTRIES, INC.	OKLAHOMA

DOOR INSTALLATION SPECIALISTS CORPORATION	FLORIDA

DP PREMDOR UKRAINE	UKRAINE

EGER PROPERTIES	CALIFORNIA

EKEM S.A.S.	FRANCE

ESTABLISSEMENTS RABILLON ET CIE S.A.	FRANCE

EUROPA DOOR LTD.	SWITZERLAND

FLORIDA MADE DOOR CO. (DOING BUSINESS AS SIERRA LUMBER MANUFACTURERS)	FLORIDA

FONMARTY & FILS TECHNI-BOIS S.A.S.	FRANCE

FOREMOST CREST SDN BHD	MALAYSIA

INVERSIONES PREMDOR S.A.	COSTA RICA

KRONODOOR CZ spol. S.r.o.	CZECH REPUBLIC

KRONODOOR PL Sp. z.o.o.	POLAND

KRONOSPAN DOOR HOLDING SARL	LUXEMBOURG

LIORA ENTERPRISES LIMITED	CYPRUS

MAGNA FOREMOST SDN BHD	MALAYSIA

MAGRI S.A.S.	FRANCE

MASONITE (AFRICA) LIMITED	SOUTH AFRICA

MASONITE AIR LLC	FLORIDA

MASONITE (BERMUDA) UNLIMITED	BERMUDA

MASONITE CHILE HOLDINGS S.A.	CHILE

MASONITE CHILE S.A.	CHILE

MASONITE COMPONENTS	IRELAND

MASONITE CORPORATION (DOING BUSINESS AS DOOR FABRICATION SERVICES AND MOHAWK FLUSH DOORS)	DELAWARE

MASONITE CORPORATION FOREIGN HOLDINGS LTD. (US)	DELAWARE

MASONITE COSTA RICA S.A. (AND MATERIAL SUBSIDIARIES)	COSTA RICA

MASONITE EUROPE	IRELAND

MASONITE EUROPE LIMITED	UNITED KINGDOM

MASONITE EUROPE SHARED SERVICES LIMITED	UNITED KINGDOM

MASONITE HOLDING COMPANY LIMITED	DELAWARE

MASONITE (HUNGARY) SZOLGALTATO RESZVENYTARSASAG	HUNGARY

MASONITE INTERNATIONAL CORPORATION	ONTARIO

MASONITE INVESTMENT COMPANY (PROPRIETARY) LIMITED	SOUTH AFRICA

MASONITE IRELAND	IRELAND

MASONITE KOREA YUHAN HOESA	KOREA

MASONITE MAGYARORSZAG KFT.	HUNGARY

MASONITE MEXICO S.A. DE C.V.	MEXICO

MASONITE PRIMEBOARD INC.	NORTH DAKOTA

MASONITE (SHANGHAI) TRADING COMPANY LIMITED	CHINA

MIPALAY ETZ CARMIEL LTD.	ISRAEL

MONNERIE S.A.S.	FRANCE

OPEN GALLERY 1999 LTD.	ISRAEL

PINTU ACQUISITION COMPANY, INC.	DELAWARE

PREMDOR CROSBY LIMITED	UNITED KINGDOM

PREMDOR FINANCE LLC	DELAWARE

PREMDOR INTERNATIONAL INC.	BARBADOS
PREMDOR(JERSEY) LIMITED	ISLAND OF JERSEY

PREMDOR KAPI SANAYI VE TICARET, A.S.	TURKEY

PREMDOR KARMIEL HOLDINGS B.V.	NETHERLANDS

PREMDOR LTD.	ISRAEL

PREMDOR S.A.S.	FRANCE

PREMDOR U.K. HOLDINGS LIMITED	UNITED KINGDOM

RESEAU BOIS S.A.R.L.	FRANCE

SACOPAN INC.	QUEBEC

SC PREMDOR MARKETING s.a.r.l.	ROMANIA

TECHNOFOREST DEL NORTE S.A.	COSTA RICA

WMW, INC.	DELAWARE

WOODLANDS MILLWORK I, LTD.	TEXAS